Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Advanced Equities Late Stage Opportunities Fund I LLC hereby certifies, to such officer’s knowledge, that the report on Form N-CSR of the Advanced Equities Late Stage Opportunities Fund I LLC for the period ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Advanced Equities Late Stage Opportunities Fund I LLC.

/s/Byron Crowe
Byron Crowe
President
Advanced Equities Late Stage Opportunities Fund I LLC

Dated:	August 30, 2009